Exhibit 99.1

Hallador Energy Company Mourns Death of Board Member, John Van Heuvelen

DENVER, May 23, 2017 /PRNewswire/ -- Hallador Energy Company (NASDAQ: HNRG). Hallador is mourning the death of John Van Heuvelen, a member of the Company's Board of Directors, who passed away on Wednesday, May 17, 2017, after a brief illness. Mr. Van Heuvelen was appointed to the Board of Directors in September 2009, and since then, has served continuously as Chairman of the Audit Committee. Mr. Van Heuvelen's leadership experience, knowledge, and insights were greatly valued by the Board of Directors and management. His presence will be missed.

"John was a good friend for over 40 years, and a great director for Hallador these past eight years," said Mr. Victor Stabio, Chairman of the Board. "His insight as Audit Committee Chair was invaluable. On behalf of Hallador and our Board of Directors, I extend our deepest sympathies to his family."

Contact:  Rebecca Palumbo

E-mail:  investorrelations@halladorenergy.com

Phone:  303/839-5504 ext. 316